Exhibit 99.4

Set forth below are updates to the Company’s risk factors from its Annual Report on Form 10-K for the year ended December 31, 2019 and risk factors relating to the Company’s indebtedness and the proposed acquisition of Acima.

Risk factors

Risks relating to our indebtedness and the notes

The Company is a holding company and is dependent on the operations and funds of its subsidiaries.

The Company is a holding company with no revenue generating operations and no assets other than its ownership interests in its direct and indirect subsidiaries. Accordingly, the Company is dependent on the cash flow generated by its direct and indirect operating subsidiaries and must rely on dividends or other intercompany transfers from its operating subsidiaries to generate the funds necessary to meet its obligations, including the obligations under the ABL Credit Facility, Term Loan Facility and the notes offered hereby. The ability of the Company’s subsidiaries to pay dividends or make other payments to the Company is subject to applicable state laws. Should one or more of the Company’s subsidiaries be unable to pay dividends or make distributions, the Company’s ability to meet its ongoing obligations could be materially and adversely affected. If we are unable to satisfy the financial and other covenants in our debt agreements, our lenders could elect to terminate the agreements and require us to repay the outstanding borrowings, or we could face other substantial costs.

Our anticipated level of indebtedness will increase significantly upon consummation of the Merger and may materially and adversely affect us.

In connection with the consummation of the Merger, we will incur approximately $1,468 million aggregate principal amount of indebtedness to fund the cash consideration payable under the Merger Agreement, repay the Existing Term Loan Facility and certain existing indebtedness of Acima and its subsidiaries, and pay related fees and expenses. As of September 30, 2020, on a pro forma basis after giving effect to the Transactions, total indebtedness of the combined company would have been approximately $1,468 million, and we would have had undrawn commitments available for borrowings of an additional $266 million under the ABL Credit Facility (after giving effect to approximately $91 million of outstanding letters of credit). As of September 30, 2020, on a pro forma basis after giving effect to the Transactions, the available commitments under the ABL Credit Facility would have been $500 million which, when reduced by outstanding borrowings and standby letters of credit of $234 million outstanding as of such date, amounts to $266 million of availability under such facility.

In addition, we expect to continue to evaluate the possibility of acquiring additional businesses and making strategic investments, and we may elect to finance these endeavors by incurring additional indebtedness. Moreover, to respond to competitive challenges, we may be required to raise substantial additional capital to finance new product or service offerings. As a result, our indebtedness could increase relative to the level of indebtedness at the closing of the Merger, and the related risks that we face could intensify.

Our anticipated level of indebtedness following the consummation of the Merger, together with any additional indebtedness we may incur in the future, could materially and adversely affect us in a number of ways. For example, the anticipated level of indebtedness or any additional financing could:

•	make it more difficult for us to pay or refinance our debts as they become due during adverse economic, financial market and industry conditions;

•	require us to use a larger portion of our cash flow for debt service, reducing funds available for other purposes;

•	impair our ability to take advantage of business opportunities, such as acquisition opportunities, and to react to changes in market or industry conditions;

•	increase our vulnerability to adverse economic, industry or competitive developments and decrease our ability to respond to such changes as compared to our competitors with less leverage;

•	materially and adversely affect our ability to obtain additional financing, particularly as substantially all of our assets will be subject to liens securing certain of our indebtedness;

•	decrease our profitability and/or cash flow or require us to dispose of significant assets in order to satisfy our debt service and other obligations if cash from operations or other sources is insufficient to satisfy such obligations;

•	increase the risk of a downgrade in the credit rating of us or any indebtedness of us or our subsidiaries which could increase the cost of further borrowings; and

•	limit our ability to borrow additional funds in the future to fund working capital, capital expenditures and other general corporate purposes.

We may also incur additional debt to meet future financing needs, which would increase our total indebtedness and impact our ability to meet our long-term leverage goals. Although the terms of the indenture that will govern the notes and the credit agreements that will govern the ABL Credit Facility and the Term Loan Facility will contain restrictions on the incurrence of additional debt, including secured debt, these restrictions are subject to a number of important exceptions and debt incurred in compliance with these restrictions could be substantial. If we incur significant additional debt, the related risks could intensify.

The amount of borrowings permitted under the ABL Credit Facility is limited to the value of certain of our assets, and Rent-A-Center relies on available borrowings under the ABL Credit Facility for cash to operate its business, which subjects it to market and counterparty risk, some of which is beyond Rent-A-Center’s control.

In addition to cash we generate from our business, our principal existing sources of cash are borrowings available under the ABL Credit Facility. Our borrowing capacity under the ABL Credit Facility varies according to our eligible rental contracts, eligible installment sales accounts and inventory, net of certain reserves. In the event of any material decrease in the amount of or appraised value of these assets, our borrowing capacity would similarly decrease, which could materially and adversely affect our business and liquidity. The documentation governing the ABL Credit Facility contains customary affirmative and negative covenants and certain restrictions on operations become applicable if our available credit falls below certain thresholds. These covenants could impose significant operating and financial limitations and restrictions on us, including restrictions on our ability to enter into particular transactions and to engage in other actions that we may believe are advisable or necessary for our business. Subject to certain exceptions, our obligations under the ABL Credit Facility are secured by liens on substantially all of the Company’s and the subsidiary guarantors’ assets. In the event of a default that is not cured or waived within any applicable cure periods, the lenders’ commitment to extend further credit under the ABL Credit Facility could be terminated, our outstanding obligations could become immediately due and payable, outstanding letters of credit may be required to be cash collateralized and remedies may be exercised against the Collateral. Our access to such financing may be unavailable or reduced, or such financing may become significantly more expensive for any reason, including, but not limited to, adverse economic conditions. In addition, if certain of our lenders experience difficulties that render them unable to fund future draws on the facility, we may not be able to access all or a portion of these funds. If our access to borrowings under the ABL Credit Facility is unavailable or reduced, we may not have the necessary cash resources for our operations and, if any event of default occurs, there is no assurance that we would have the cash resources available to repay such accelerated obligations, refinance such indebtedness on commercially reasonable terms, or at all, or cash collateralize our letters of credit, which would have a material adverse effect on our business, financial condition, results of operations and liquidity.

We may not be able to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful. Our failure to meet our debt service obligations could have a material adverse effect on our business, financial condition and results of operations.

We estimate that the annual cash interest payments on the combined company’s debt, on a pro forma basis after giving effect to the Transactions, would be approximately $85 million, which could fluctuate depending on changes in interest rates. We depend on cash on hand and cash flows from operations to make scheduled debt payments. We expect to be able to meet the estimated cash interest payments on the combined company’s debt following the Merger through cash flows from operations of the combined company. However, our ability to generate sufficient cash flow from operations of the combined company and to utilize other methods to make scheduled payments will depend on a range of economic, competitive and business factors, many of which are outside of our control, and there can be no assurance that these sources will be adequate. If we are unable to service our indebtedness and fund our operations, we will be forced to adopt an alternative strategy that may include:

•	reducing or delaying capital expenditures;

•	limiting our growth;

•	seeking additional capital;

•	selling assets;

•	reducing or eliminating the dividend on our common stock; or

•	restructuring or refinancing our indebtedness.

Even if we adopt an alternative strategy, the strategy may not be successful and we may be unable to service our indebtedness and fund our operations, which could have a material adverse effect on our business, financial condition or results of operations. In addition, the ABL Credit Facility and the Term Loan Facility will be secured by liens on substantially all of our and our restricted subsidiaries’ assets, and any successor credit facilities or secured notes are likely to be secured on a similar basis. As such, following the Merger, our ability to refinance the notes or seek additional financing, or our restricted subsidiaries’ ability to make cash available to us, by dividend, debt repayment or otherwise, to enable us to repay the amounts due under the notes, could be impaired as a result of such security interests and the agreements governing such security interests.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations. In addition, if we cannot make scheduled payments on our debt, we will be in default and lenders under the ABL Credit Facility could terminate their commitments to loan money, holders of the notes and lenders under the ABL Credit Facility and the Term Loan Facility could declare all outstanding principal and interest to be due and payable, and lenders under the ABL Credit Facility and the Term Loan Facility could foreclose against the assets securing such indebtedness and Rent-A-Center could be forced into bankruptcy or liquidation.

Following the Merger, we may be able to incur substantially more debt and take other actions that could diminish our ability to make payments on the notes when due, which could further exacerbate the risks associated with our level of indebtedness.

Despite our indebtedness level, following the Merger and related transactions, we may be able to incur substantially more indebtedness, including secured indebtedness. We will not be fully restricted under the terms of the indenture governing the notes (or our other debt agreements) from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not prohibited by the terms of the indenture governing the notes (or our other debt agreements), any of which could have the effect of diminishing our ability to make payments on the notes when due and further exacerbate the risks associated with our substantial indebtedness. Further, in the future we may enter into securitization transactions with respect to certain of our receivables. Any such transactions may be structured through designated special purpose vehicles that have the sole purpose of engaging in securitization transactions and related financing, none of which may be guarantors under the Term Loan Facility, ABL Credit Facility and the notes offered hereby. In addition, our non-guarantor subsidiaries, including any securitization transaction special purpose vehicles, will be permitted to incur additional debt in the future under the indenture governing the notes and the credit agreements governing the Term Loan Facility and the ABL Credit Facility and may be permitted to incur additional debt under any other debt instruments the Issuer or the guarantors enter into in the future. The notes will be structurally subordinated to all such debt of our non-guarantor subsidiaries. If new debt is added to our or any of our existing and future subsidiaries’ current debt levels, the related risks that we now face could intensify. See the section titled “Description of other indebtedness.”

Restrictive covenants in certain of the agreements and instruments governing our indebtedness, including the indenture that will govern the notes, may materially and adversely affect our financial and operational flexibility.

The terms of our indebtedness following the consummation of the Transactions are anticipated to include restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to, among other things, (i) create liens; (ii) transfer or sell assets; (iii) incur indebtedness or issue certain preferred stock; (iv) pay dividends, redeem stock or make other distributions; (v) make other restricted payments or investments; (vi) create restrictions on payment of dividends or other amounts by us to our restricted subsidiaries; (vii) merge or consolidate with other entities; (viii) engage in certain transactions with affiliates; and (ix) designate our subsidiaries as unrestricted subsidiaries. In addition, our ability to access the full amount available under the ABL Credit Facility is subject to compliance with a financial maintenance covenant requiring that we maintain at least a specified fixed charge coverage ratio (as such ratio is defined in the ABL Credit Facility). Our failure to comply with any of these covenants could result in reduced borrowing capacity and/or an event of default that, if not cured or waived, could result in the acceleration of certain of our debt, which could have a material adverse effect on our business, financial condition and results of operations.

These restrictions may also make more difficult or discourage a takeover of Rent-A-Center, whether favored or opposed by our management. Consummation of any such transaction in certain circumstances may require the redemption or repurchase of the notes, and we cannot assure you that we or the acquiror will have sufficient financial resources to affect such a redemption or repurchase.

Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing, or to reduce expenditures. We cannot assure you that such waivers, amendments or alternative financing could be obtained or, if obtained, would be on terms acceptable to us.

A breach of any of the covenants or restrictions contained in the indenture could result in an event of default. Such a default, if not cured or waived, could allow our debt holders to accelerate the related debt, as well as any other debt to which a cross-acceleration or cross-default provision applies, or to declare all borrowings outstanding thereunder to be due and payable. In the event our debt is accelerated, our assets may not be sufficient to repay such debt, including the notes, in full. In particular, holders of the notes will be paid only if we have assets remaining after we pay amounts due on our secured indebtedness, including the ABL Credit Facility and Term Loan Facility.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Currently and upon consummation of the Transactions, a portion of our indebtedness will bear interest at variable rates that are linked to changing market interest rates. As a result, an increase in market interest rates will increase our interest expense and our debt service obligations on the variable rate indebtedness, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. As of September 30, 2020, on a pro forma basis after giving effect to the Transactions, we estimate that approximately $1,018 million of our indebtedness would have been variable rate indebtedness and that, assuming all loans were fully drawn, each quarter-point (0.25%) change in interest rates would result in an additional $3.4 million annualized pretax charge or credit to our consolidated statement of operations. As of September 30, 2020, we have not entered into any interest rate swap agreements. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate interest rate risk.

In the event the Merger is not consummated by the Merger Deadline, the Merger Agreement is terminated at any time prior thereto or conditions to the release of the escrowed property of these offerings are not satisfied, or if the Company fails to timely deposit any required amounts into the escrow account, the notes will be subject to a special mandatory redemption, and, as a result, you may not obtain the return you expect on the notes.

The Company’s ability to consummate the Merger is subject to various closing conditions, many of which are beyond its control. If the proceeds of the offering are required to be deposited into the escrow account and the Company fails to deposit any required Escrowed Funds into the escrow account within four days of the applicable deposit date or the Escrow Conditions are not satisfied on or prior to the Merger Deadline or the Company otherwise delivers to the Escrow Agent an officers’ certificate stating that the Company has determined that the Merger will not be consummated on or before the Merger Deadline or the Merger Agreement has been terminated without the Merger being consummated, then Funding SPV will be obligated to redeem all of the notes at a redemption price equal to 100% of the issue price of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. The escrow agreement will require the Company to deposit the required Escrowed Funds into the escrow account. See the sections titled “Description of notes—Escrow of proceeds; special mandatory redemption.” Upon such redemption, you may not be able to reinvest the proceeds from the redemption in an investment that yields comparable returns. Additionally, you may suffer a loss on your investment if you purchase the notes at a price greater than the issue price of the notes. In addition, as a result of the special mandatory redemption provisions of the notes, the trading prices of the notes may not reflect the financial results of our business or macroeconomic factors. Your decision to invest in the notes is made at the time of the offerings of the notes. You will have no rights under the special mandatory redemption provisions as long as the Merger closes by the Merger Deadline, nor will you have any right to require the Issuer to repurchase your notes if, between the closing of the notes offering and the closing of the Merger, we experience any changes (including any material changes) in our business or financial condition, or if the terms of the Merger or the related transactions change, including in material respects.

If we became subject to bankruptcy proceedings, the Escrowed Funds might be deemed to be property of the bankruptcy estate, and the holders of the notes might become unsecured creditors.

If the proceeds of the offering are required to be deposited into the escrow account and we commence a bankruptcy or reorganization case, or one is commenced against us, bankruptcy law may prevent the trustee under the indenture from using the Escrowed Funds to fund the special mandatory redemption, despite Funding SPV being the Issuer of the notes. The court adjudicating our bankruptcy or reorganization case might find that the Escrowed Funds are property of the bankruptcy estate. If it makes such a determination, the court could authorize the use of these funds by the bankruptcy estate or the bankruptcy trustee, if one is appointed, with or without restrictions. Unless otherwise provided with protections in connection with such use, the holders of the notes could become unsecured creditors of the bankruptcy estate. Under applicable bankruptcy law, unsecured creditors, including the holders of the notes while the funds are held in escrow, are prohibited from foreclosing upon or disposing of a debtor’s property without prior bankruptcy court approval.

Between the time of the issuance of the notes and the consummation of the Merger, the parties to the Merger Agreement may agree to modify or waive the terms or conditions of such document without the consent of the holders of the notes.

Prior to the consummation of the Merger, the parties to the Merger Agreement may agree to amendments or waivers of the terms thereof. Although the escrow agreement will provide as a condition to the release of the Escrowed Funds that Funding SPV certify that the Merger is to be consummated in accordance with the terms and conditions of the Merger Agreement, and the Merger Agreement shall not have been amended or waived after the issue date of the notes in a manner materially adverse to the holders of the notes, that requirement will not preclude the transaction parties from making certain changes to the terms of the transactions or from waiving certain conditions to the transactions.

Not all of our subsidiaries will guarantee the notes; therefore, any claims you may have in respect of the notes will be structurally subordinated to the liabilities of our non-guarantor subsidiaries.

Prior to the Escrow Release Date (if applicable), the notes will not be guaranteed. Following the Escrow Release Date or, if the offering of the notes is consummated on the Merger Date, from and after the Merger Date, the notes will only be guaranteed by our wholly-owned domestic restricted subsidiaries that will be guarantors under the Term Loan Facility and the ABL Credit Facility. None of our subsidiaries that are foreign subsidiary holding companies or domestic subsidiaries of foreign subsidiaries will guarantee the notes, unless we determine otherwise. In the future, a guarantor may be released from its guarantee of the notes under certain circumstances, including if such guarantor no longer guarantees the Term Loan Facility and the ABL Credit Facility. See “Description of notes—Guarantees.” If any note guarantee is released with respect to the notes, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including the trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes.

If any of our non-guarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us or any subsidiary guarantor. Consequently, your claims in respect of the notes will be structurally subordinated to all of the existing and future liabilities, including trade payables, of our non-guarantor subsidiaries. The indenture that will govern the notes will not prohibit us from having subsidiaries that are not guarantors in the future.

As of September 30, 2020, on a pro forma basis after giving effect to the Transactions, Rent-A-Center’s non-guarantor subsidiaries had approximately $43 million, or 1.5%, of our total assets and $98 million of total liabilities, including debt but excluding trade payables and intercompany liabilities. For the nine-month period ended September 30, 2020, on a pro forma basis after giving effect to the Transactions, Rent-A-Center’s non-guarantor subsidiaries accounted for approximately 1.9% of our total revenues, 1.7% of our operating income and 1.0% of Adjusted EBITDA, respectively. For the year ended December 31, 2019, on a pro forma basis after giving effect to the Transactions, Rent-A-Center’s non-guarantor subsidiaries accounted for approximately 2.4% of our total revenues, 7.2% of our operating profit and 3.3% of Adjusted EBITDA, respectively.

Because a subsidiary guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from that subsidiary guarantor.

Following the Merger, the notes will have the benefit of guarantees by the subsidiary guarantors. However, the guarantee by each subsidiary guarantor will be limited to the maximum amount that it is permitted to guarantee under applicable law. As a result, a subsidiary guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of its other obligations. A court could also find any such limitation on the maximum amount of a guarantee to be ineffective or unenforceable and, under federal or state fraudulent conveyance statutes, void the obligations under the guarantee or further subordinate it to all other obligations of such subsidiary guarantor. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found this kind of provision to be ineffective in that case, and held the guarantees to be fraudulent transfers and avoided them in their entirety.

The guarantee of a subsidiary guarantor will automatically terminate under certain circumstances, including if such subsidiary guarantor is permanently released from its guarantee under the Term Loan Facility and the ABL Credit Facility. In that case you will not have the right to cause that subsidiary to perform under its guarantee.

A guarantee by a subsidiary guarantor could be avoided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the noteholders being able to rely only on the Company and Funding SPV to satisfy claims.

A guarantee by one of our subsidiary guarantors that is found to be a fraudulent transfer may be avoided under the fraudulent transfer laws described below. The application of these laws requires the making of complex factual determinations and estimates as to which there may be different opinions and views. In general, federal and state fraudulent transfer laws provide that a guarantee by a subsidiary guarantor can be avoided, or claims under a guarantee by a subsidiary guarantor may be subordinated to all other debts of that subsidiary guarantor if, among other things, at the time it incurred the indebtedness evidenced by its guarantee:

•	the subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	incurred the guarantee with actual intent to give preference to one creditor over another, hinder, delay or defraud creditors or shareholders of the relevant guarantor or, in certain jurisdictions, when the granting of a guarantee has the effect of giving a creditor a preference or when the recipient was aware that the relevant guarantor was insolvent when it granted the relevant guarantee;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that subsidiary guarantor under a guarantee could be avoided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a subsidiary guarantor would be considered insolvent if:

the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent and unliquidated liabilities, as they become absolute and mature;

it could not pay its debts or obligations as they become due; or

it has ceased paying its current obligations in the ordinary course of business as they generally become due.

To the extent a court voids any subsidiary guarantor’s guarantee of the notes as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of the notes would cease to have a direct claim against such subsidiary guarantor. In the event that any guarantee is declared invalid or unenforceable as to any subsidiary guarantor, in whole or in part, the notes would be, to the extent of such invalidity or unenforceability, effectively subordinated to all liabilities of such subsidiary guarantor.

The subsidiary guarantor’s guarantee of the notes contains a provision intended to limit each subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance. However, there can be no assurance as to what standard a court would apply in making a determination of the maximum liability of each subsidiary guarantor. Moreover, this provision may not be effective to protect a subsidiary guarantor’s guarantee from being voided under fraudulent conveyance laws. There is a possibility that the entire amount each subsidiary guarantor’s guarantee of the notes may be set aside, in which case the entire amount of such liabilities may be extinguished.

The lenders under the ABL Credit Facility and the Term Loan Facility will have the discretion to release guarantors under these facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

So long as any obligations under the ABL Credit Facility or the Term Loan Facility remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture governing the notes if, at the discretion of lenders under the ABL Credit Facility and the Term Loan Facility, as applicable, the related guarantor is no longer a guarantor of obligations under both the ABL Credit Facility and the Term Loan Facility or certain other indebtedness. The lenders under the ABL Credit Facility and the Term Loan Facility will have the discretion to release the guarantees under the ABL Credit Facility and the Term Loan Facility, as applicable, in a variety of circumstances. Any of our subsidiaries that are released as guarantors of both the ABL Credit Facility and the Term Loan Facility will automatically be released as guarantors of the notes. The holders of the notes will not have claims as creditors against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to your claims as a holder of the notes.

Rent-A-Center may be unable to purchase the notes upon a change of control.

The terms of the notes will require us to make an offer to repurchase the notes upon the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of the purchase. The occurrence of a change of control would cause an event of default under the ABL Credit Facility and Term Loan Facility and therefore could cause us to have to repay or repurchase amounts outstanding thereunder, and any financing arrangements we may enter into in the future may also require repayment of amounts outstanding in the event of a change of control and therefore limit our ability to fund the repurchase of your notes pursuant to the change of control offer. It is possible that we will not have sufficient funds, or be able to arrange for additional financing, at the time of the change of control to make the required repurchase of notes. If we have insufficient funds to repurchase all notes that holders tender for purchase pursuant to the change of control offer, and we are unable to raise additional capital, an event of default would occur under the indenture and could result in the acceleration of amounts due thereunder. An event of default could cause any other debt that we may have at that time to become automatically due, further exacerbating our financial condition and diminishing the value and liquidity of the notes. We cannot assure you that additional capital would be available to us on acceptable terms, or at all. See “Description of notes—Certain covenants—Change of Control.”

In addition, certain important corporate events, such as leveraged recapitalizations, will not, under the indenture that will govern the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of its indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of notes—Certain covenants—Change of Control.”

The exercise by the holders of notes of their right to require us to repurchase the notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain lender consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture that will govern the notes which could, in turn, constitute a default under our other indebtedness. Finally, our ability to pay cash to the holders of notes upon a repurchase may be limited by our then existing financial resources.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of Rent-A-Center’s assets.

One of the circumstances under which a change of control may occur is upon the sale or dispositions of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretations of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all its assets to another person may be uncertain.

Holders of the notes will not be entitled to registration rights, and Rent-A-Center does not currently intend to register the notes under applicable securities laws. There are restrictions on your ability to transfer or resell the notes.

The notes are being offered and sold pursuant to an exemption from registration under the Securities Act and applicable state securities laws, and we do not currently intend to register the notes. The holders of the notes will not be entitled to require us to register the notes for resale or otherwise. Therefore, you may transfer or resell the notes in the United States only in a transaction registered under or exempt from the registration requirements of the Securities Act and applicable state securities laws, and you may be required to bear the risk of your investment for an indefinite period of time. See “Transfer restrictions.”

Your ability to transfer the notes may be limited by the absence of an active trading market and an active trading market may not develop for the notes.

The notes will be new issues of securities for which there is no established trading market. We expect the notes to be eligible for trading by “qualified institutional buyers,” as defined under Rule 144A under the Securities Act, but it does not intend to list the notes on any national securities exchange or include the notes in any automated quotation system. The Initial Purchasers of the notes have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the Initial Purchasers are not obligated to make a market in the notes and, if commenced, may discontinue their market-making activities at any time without notice.

Therefore, an active market for the notes may not develop or be maintained, which would adversely affect the market price and liquidity of the notes. In such case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price. If a trading market were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:

the number of holders of notes;

prevailing interest rates;

Rent-A-Center’s operating performance and financial condition;

the interest of securities dealers in making a market for them; and

the market for similar securities.

Even if an active trading market for the notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may experience similar disruptions and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering prices, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

A lowering or withdrawal of the ratings assigned to Rent-A-Center’s debt by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our indebtedness currently has a non-investment grade rating, and any rating currently assigned to our debt could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. Any downgrade by either S&P or Moody’s may result in higher borrowing costs. Any future lowering of our ratings likely would make it more difficult or more expensive for it to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

Your right to receive payments on the notes will be effectively junior to the rights of our existing and future secured creditors to the extent of the value of the assets securing that indebtedness.

The notes will not be secured by any of our or our subsidiaries’ assets. Holders of our secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Notably, we and certain of our subsidiaries will be parties to the Term Loan Facility and the ABL Credit Facility, which are secured by liens on substantially all of our assets. The notes will be effectively junior to all of our secured indebtedness, including obligations under our Term Loan Facility and the ABL Credit Facility, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that are deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

As of September 30, 2020, after giving effect to the Transactions on a pro forma basis, we would have had approximately $1,018 million of secured indebtedness outstanding (excluding $91 million of outstanding letters of credit under the ABL Credit Facility).

Risks relating to the Merger

Rent-A-Center may be unable to obtain the regulatory clearances required to complete the Merger or, in order to do so, Rent-A-Center or Acima may be required to comply with material restrictions or satisfy material conditions.

The applicable waiting period under the HSR Act expired at 11:59 p.m. on February 3, 2021. However, the completion of the Merger is subject to the condition that no temporary restraining order, preliminary or permanent injunction or other order issued by any governmental entity of competent jurisdiction or other legal restraint or prohibition enjoining or otherwise preventing or prohibiting the consummation of the Merger shall be in effect. Rent-A-Center can provide no assurance that all required regulatory clearances will be obtained in order to complete the Merger. If a governmental authority objects to the Merger, Rent-A-Center may be required to divest some assets or completion could be delayed in order to obtain antitrust clearance. There can be no assurance as to the cost, scope or impact of the actions that may be required to obtain antitrust approval.

Any delay in the consummation of the Merger for regulatory reasons could diminish the anticipated benefits of the Merger and/or result in additional transaction costs. Any uncertainty over the ability to consummate the Merger could make it more difficult for Rent-A-Center or Acima to maintain or pursue particular business strategies. Conditions imposed by regulatory agencies in connection with their approval of the Merger may restrict Rent-A-Center’s ability to modify the operations of Rent-A-Center’s business in response to changing circumstances for a period of time after the consummation of the Merger or Rent-A-Center’s ability to expend cash for other uses or otherwise have a material adverse effect on, or delay, the anticipated benefits of the Merger, thereby materially and adversely affecting the business, financial condition or results of operations of the combined company following the Merger.

The pendency of the Merger could materially and adversely affect the business, financial condition, results of operations or cash flows of Rent-A-Center and Acima.

In connection with the pending Merger, some customers or vendors of Rent-A-Center or Acima may delay or defer decisions on continuing or expanding such business dealings, which could materially and adversely affect the revenues, earnings, cash flows and expenses of Rent-A-Center or Acima, regardless of whether the Merger is consummated. Similarly, current and prospective employees of Rent-A-Center or Acima may experience uncertainty about their future roles with Rent-A-Center following the consummation of the Merger, which may materially and adversely affect the ability of each of Rent-A-Center and Acima to attract, retain and motivate key personnel during the pendency of the Merger and which may materially and adversely divert attention from the daily activities of Rent-A-Center’s and Acima’s existing employees. In addition, due to operating covenants in the Merger Agreement, Acima may be unable, during the pendency of the Merger, to pursue certain types of strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions that are not in the ordinary course of business, even if such actions would prove beneficial. Further, the Merger may give rise to potential liabilities, including those that may result from future shareholder lawsuits relating to the Merger. Any of these matters could materially and adversely affect the businesses, financial condition, results of operations and cash flows of Rent-A-Center or Acima.

The consummation of the Merger is subject to a number of conditions and if these conditions are not satisfied or waived, the Merger will not be consummated.

The proposed Merger is subject to a number of conditions that must be satisfied or waived by either or both of Rent-A-Center and Acima prior to the consummation of the Merger, and there can be no guarantee that such conditions will be so satisfied or waived. Should the Merger fail to close for any reason, Rent-A-Center’s business, financial condition, results of operations and cash flows may be materially and adversely affected. In addition to the regulatory conditions discussed above, the closing conditions under the Merger Agreement include, among others:

•	the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any governmental entity of competent jurisdiction or other legal restraint or prohibition enjoining or otherwise preventing or prohibiting the consummation of the Merger;

•	the correctness of all representations and warranties made by the parties in the Merger Agreement and performance by the parties of their obligations under the Merger Agreement (subject in each case to certain materiality standards); and

•	the consummation of the financing transactions described in this offering memorandum, including the issuance of the notes, the amendment to or replacement of the Existing ABL Facility (which amendment occurred on January 26, 2021) and the entering into of the Term Loan Facility.

As a result of the above mentioned conditions and the other conditions described in the Merger Agreement, there can be no assurance that the Merger will be consummated.

Rent-A-Center may not be able to obtain its preferred form of financing to consummate the Merger, and the terms of the financing may be less favorable to Rent-A-Center than expected, depending on market conditions.

Rent-A-Center currently intends to finance the cash portion of the Merger consideration, repay certain of its outstanding indebtedness and all outstanding indebtedness of Acima and its subsidiaries and pay related fees and expenses in connection with the Merger using a combination of borrowings under the Term Loan Facility, proceeds from the issuance of the notes offered pursuant to this offering memorandum (or, to the extent the notes are not issued in full, borrowings under an unsecured bridge credit facility), borrowings under the ABL Credit Facility and cash on hand. Although Rent-A-Center has obtained debt commitments from certain lenders in connection with its financing plan, such commitment is subject to a number of conditions and Rent-A-Center cannot provide any assurances that it will be able to close the financing as anticipated. In addition, although the debt commitment letter for the financing specifies a number of terms for the different facilities, Rent-A-Center retains some exposure to changes in pricing and other terms based on market conditions at the time the financing is consummated, which could result in less favorable terms for the financing than expected. If terms for the debt financing are less favorable than expected, financing costs could increase, potentially significantly, and Rent-A-Center’s financing or operating flexibility may be constrained. In addition, the short tenor of the unsecured bridge credit facility (if drawn), together with duration fees, pricing step ups and other terms, would provide significant economic incentive for Rent-A-Center to refinance that facility, which could require Rent-A-Center to access the market at a less favorable time than it would otherwise choose. If Rent-A-Center cannot close on any element of its financing plan, it will need to pursue other financing options, which may result in less favorable financing terms that could increase costs and/or materially and adversely affect the credit rating or financing and operating flexibility of the combined company following the Merger. See “The Transactions.”

Rent-A-Center does not currently control Acima and its subsidiaries.

Although the Merger Agreement contains covenants on the part of Acima regarding the operation of its business prior to the closing of the Merger, Rent-A-Center does not and will not control Acima and its subsidiaries until completion of the Merger. As a result, the business and results of operations of Acima may be materially and adversely affected by events that are outside of Rent-A-Center’s control during the intervening period. The historic and current performance of Acima’s business and operations may not be indicative of success in future periods. The future performance of Acima may be influenced by, among other factors, economic downturns, turmoil in financial markets, unfavorable regulatory decisions, litigation, the occurrence or discovery of new liabilities, rising interest rates and other factors beyond the control of Rent-A-Center and possibly Acima. As a result of any one or more of these factors, among others, the operations and financial performance of Acima may be negatively affected, which may materially and adversely affect the combined company’s future financial results.

Risks relating to the combined company upon consummation of the Merger

The outcome of the Consumer Financial Protection Bureau’s investigation into certain of Acima’s business practices is uncertain and may materially and adversely affect Acima’s business or, following consummation of the Merger, the combined business.

Prior to the execution of the Merger Agreement, Acima received a Civil Investigative Demand dated October 1, 2020 (the “CID”) from the Consumer Financial Protection Bureau (the “CFPB”) requesting certain information, documents and data relating to Acima’s products, services and practices for the period from January 1, 2015 to the date on which responses to the CID are provided in full. The purpose of the CID is to determine whether Acima extends credit, offers leases, or otherwise offers or provides a consumer financial product or service and whether Acima complies with certain consumer financial protection laws. The CFPB has not yet made any allegations in the investigation, and we are currently unable to predict the eventual scope, ultimate timing or outcome of the CFPB investigation. The consummation of the offering of the notes offered hereby, the Merger and the other Transactions are not conditioned on a resolution of the CFPB investigation, and we do not expect that the CFPB investigation will be resolved by such time.

On the terms and subject to the conditions set forth in the Merger Agreement, the Members of Acima have agreed to indemnify Rent-A-Center for certain losses arising after the consummation of the Merger with respect to the CID and certain pre-closing taxes. The indemnification obligations of the members of Acima are limited to an indemnity holdback in the aggregate amount of $50,000,000, which amount will be escrowed at the closing of the Merger, and the indemnity holdback will be Rent-A-Center’s sole recourse against the members of Acima with respect to all of the indemnifiable claims under the Merger Agreement. Such escrowed amount will be released to the members of Acima as follows: (i) in respect of the CID, on the earlier of the third anniversary of the closing date of the Merger and the date on which a final determination is entered providing for a resolution of the matters regarding the CID and (ii) in respect of certain pre-closing sales taxes, on the first business day following the date that is 18 months after the closing date of the Merger, subject, in each case of clauses (i) and (ii), to limited exceptions, including with respect to any pending and unresolved claims for indemnification properly submitted by Rent-A-Center prior to the applicable release date.

While Rent-A-Center is indemnified under the Merger Agreement for certain losses that arise after the consummation of the Merger with respect to the CID, there can be no assurance that such indemnification will be sufficient to address all covered losses or that the CFPB’s ongoing investigation or future exercise of its enforcement, regulatory, discretionary or other powers will not result in findings or alleged violations of consumer financial protection laws that could lead to enforcement actions, proceedings or litigation, whether by the CFPB, other state or federal agencies, or other parties, and the imposition of damages, fines, penalties, restitution, other monetary liabilities, sanctions, settlements or changes to Acima’s business practices or operations that could materially and adversely affect Acima’s or the combined business’s business, financial condition, results of operations or reputation.

Future results of Rent-A-Center may differ, possibly materially, from the Unaudited Pro Forma Condensed Combined Financial Data presented in this offering memorandum.

The future results of Rent-A-Center following the consummation of the Merger may be different, possibly materially, from those shown in the “Unaudited pro forma condensed combined financial information” section of this offering memorandum, which show only a combination of Rent-A-Center’s and Acima’s historical results after giving effect to the Merger for several reasons. The unaudited pro forma condensed combined financial information presented in this offering memorandum is for illustrative purposes only and is not intended to, and does not purport to, represent what Rent-A-Center’s actual results or financial condition would have been if the Merger had been consummated. In addition, the unaudited pro forma condensed combined financial information presented in this offering memorandum is based, in part, on certain assumptions regarding the Merger that Rent-A-Center believes are reasonable. These assumptions, however, are only preliminary and will be updated only after the consummation of the Merger. The unaudited pro forma condensed combined financial information presented in this offering memorandum reflects the impact of the Merger on Rent-A-Center’s and Acima’s historical financial information using the acquisition method of accounting, as required under GAAP. Pursuant to the acquisition method, Rent-A-Center has been determined to be the acquirer for accounting purposes. As required under GAAP, Rent-A-Center will record Acima’s tangible and identifiable intangible assets acquired and liabilities assumed based on their fair values at the acquisition date. The excess of consideration transferred (i.e., purchase price) over the fair value of net assets acquired will be recorded as goodwill. Goodwill is not amortized, but is tested for impairment at least annually or more frequently if circumstances indicate potential impairment. The operating results of Acima will be reported as part of the combined company on the acquisition date. The final valuation of the tangible and identifiable intangible assets acquired and liabilities assumed have not yet been completed. The completion of the valuation upon consummation of the Merger could result in significantly different amortization expenses and balance sheet classifications than those presented in the unaudited pro forma condensed consolidated financial information included in this offering memorandum. The unaudited pro forma condensed combined financial data presented in this offering memorandum does not reflect the effect of any potential divestitures that may occur prior to or subsequent to the consummation of the Merger. Additionally, if the Merger occurs, Rent-A-Center anticipates incurring integration costs, as well as the cost of cost savings initiatives, which have not been reflected in the unaudited pro forma condensed combined financial data presented in this offering memorandum. The Merger and post-Merger integration process may also give rise to unexpected liabilities and costs. Unexpected delays in consummating the Merger or in connection with the post-Merger integration process may significantly increase the related costs and expenses incurred by Rent-A-Center. If any of these circumstances were to occur, operating expenses for the combined business may be higher than expected, reducing operating income and the expected benefits of the Merger. In addition, actual financing costs for the combined company may be higher and revenue lower than the expected costs reflected in the unaudited pro forma condensed combined financial data. Higher financing costs would reduce the combined company’s profitability and may reduce cost reduction and other initiatives.

Rent-A-Center may be unable to realize the anticipated benefits of the Merger, including synergies, and expects to incur substantial expenses related to the Merger, which could have a material adverse effect on Rent-A-Center’s business, financial condition and results of operations.

Following the consummation of the Merger, Rent-A-Center expects to realize potential revenue and cost synergies. In addition to the purchase price for the transaction, Rent-A-Center expects to incur one-time costs to achieve these synergies, although those costs have not yet been quantified.

In addition, while Rent-A-Center believes these synergies are achievable, Rent-A-Center’s ability to achieve such estimated synergies and the timing of achieving any such synergies is subject to various assumptions by Rent-A-Center’s management, which may or may not be realized, as well as the incurrence of other costs in Rent-A-Center’s operations that offset all or a portion of such synergies. As a consequence, Rent-A-Center may not be able to realize all of these synergies within the timeframe expected or at all. In addition, Rent-A-Center may incur additional and/or unexpected costs in order to realize these synergies. Failure to achieve the expected synergies could significantly reduce the expected benefits associated with the Merger and materially and adversely affect Rent-A-Center.

In addition, Rent-A-Center has incurred and expects to incur substantial expenses in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreement.

Rent-A-Center expects to continue to incur non-recurring costs associated with consummating the Merger, combining the operations of the two companies and achieving the desired synergies. These fees and costs have been, and will continue to be, substantial. The substantial majority of non-recurring expenses will consist of transaction costs related to the Merger and include, among others, fees paid to financial, legal and accounting advisors, employee benefit costs and filing fees.

These costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on the financial condition and operating results of Rent-A-Center following the consummation of the Merger and many of these costs will be borne by Rent-A-Center even if the Merger is not consummated.

Following the consummation of the Merger, Rent-A-Center may be unable to successfully integrate Acima’s business and realize the anticipated benefits of the Merger.

Rent-A-Center and Acima currently operate as independent companies. After the consummation of the Merger, Rent-A-Center will be required to devote significant management attention and resources to integrating the business practices and operations of Acima. Potential difficulties Rent-A-Center may encounter in the integration process include the following:

•	the inability to successfully combine the businesses of Rent-A-Center and Acima in a manner that permits Rent-A-Center to achieve the cost savings or revenue enhancements anticipated to result from the Merger, which would result in the anticipated benefits of the Merger not being realized in the time frame currently anticipated or at all;

•	lost sales and customers as a result of certain customers, retail partners or other third parties of either of the two companies deciding not to do business with Rent-A-Center after the Merger;

•	the complexities associated with managing Rent-A-Center out of several different locations and integrating personnel from Acima, resulting in a significantly larger combined company, while at the same time attempting to provide consistent, high quality products and services;

•	the complexities of consolidating retail partner locations;

•	the additional complexities of integrating a company with different products, services, markets and customers;

•	coordinating corporate and administrative infrastructures and harmonizing insurance coverage;

•	coordinating accounting, information technology, communications, administration and other systems;

•	complexities associated with implementing necessary controls for Acima’s business activities to address Rent-A-Center’s requirements as a public company;

•	identifying and eliminating redundant and underperforming functions and assets;

•	difficulty addressing possible differences in corporate culture and management philosophies;

•	the failure to retain key employees of either Acima or Rent-A-Center;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Merger, including litigation relating to the Merger or the ultimate outcome of the CFPB investigation of Acima;

•	performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention to efforts to consummate the Merger and integrate Acima’s operations; and

•	a deterioration of credit ratings.

For all these reasons, you should be aware that it is possible that the integration process following the consummation of the Merger could result in the distraction of Rent-A-Center’s management, the disruption of Rent-A-Center’s ongoing business or inconsistencies in its products, services, standards, controls, procedures and policies, any of which could materially and adversely affect the ability of Rent-A-Center to maintain relationships with customers, retail partners, vendors and employees or to achieve the anticipated benefits of the Merger, or could otherwise materially and adversely affect the business and financial results of Rent-A-Center.

An inability to realize the full extent of the anticipated benefits and cost synergies of the Merger, as well as any delays encountered in the integration process, could have a material adverse effect on the revenues, level of expenses and operating results of the combined company, which may materially and adversely affect the value of Rent-A-Center’s securities following the consummation of the Merger and/or cause the liquidity or market value of the notes to decline significantly.

In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefit of Rent-A-Center’s plan for integration may not be realized. Actual synergies, if achieved at all, may be lower than what Rent-A-Center expects and may take longer to achieve than anticipated. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated, or the benefits from the Merger may be offset by costs incurred or delays in integrating the companies. If Rent-A-Center is not able to adequately address these challenges, Rent-A-Center may be unable to successfully integrate Acima’s operations into its own or, even if Rent-A-Center is able to combine the two business operations successfully, to realize the anticipated benefits of the integration of the two companies.

Rent-A-Center may be unable to retain key employees as a result of the Merger or otherwise.

The success of Rent-A-Center depends in part upon its ability to retain its executive leadership, management team and other key employees (including, following the Merger, former Acima employees). Key personnel may depart because of a variety of reasons, relating to the Merger or otherwise. The loss of these individuals without adequate replacement could materially and adversely affect our ability to sustain and grow our business. The inability to attract and retain qualified individuals, or a significant increase in the costs to do so, would materially and adversely affect our operations. Furthermore, if we are unable to retain key personnel who are critical to the successful integration and future operations of the combined company following the Merger, we could face disruptions in its operations, loss of existing customers, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs, all of which could diminish the anticipated benefits of the Merger.

Risks relating to economic conditions

The novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have a material adverse effect on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have materially and adversely affected workforces, customers, consumer sentiment, economies and financial markets and, along with decreased consumer spending, have led to an economic downturn in many markets. Numerous state and local jurisdictions have imposed shelter-in-place orders, quarantines, executive orders and other similar types of restrictions for their residents to control the spread of COVID-19 or mitigate its effects. Such orders or restrictions have resulted in temporary operational shutdowns for non-essential businesses; imposed limitations on hours of operations and the number of people allowed in stores or warehouses; implemented requirements on sanitation and social distancing practices; enacted certain work stoppages, slowdowns or delays; and imposed certain travel restrictions and cancellations of large scale events. These restrictions have resulted in negative impacts to the markets in which we operate and our operations. While the federal government has enacted various fiscal and monetary stimulus measures from time to time to counteract the impacts of COVID-19, the effectiveness and adequacy of such stimulus measures, as well as their future availability, remain uncertain.

As a result of COVID-19 and related jurisdictional ordinances implemented in the United States beginning in the latter half of March 2020 to contain the spread of COVID-19 or mitigate its effects, a significant number of Preferred Lease retail partner locations were temporarily closed, resulting in the initial closure of approximately 65% of our staffed Preferred Lease locations, which operated within those stores. In addition, while the majority of our Rent-A-Center Business stores remained open, due to government orders in certain jurisdictions, beginning in mid-March 2020 we temporarily shut down operations at a small number of stores and approximately 24% of our stores were partially closed. Our partially closed locations operated with closed showrooms, conducting business only through e-commerce web orders and transitioned to a contactless curbside service model or to a ship-from-store model, to the extent permitted by local orders. Some franchise locations and stores in our Mexico operating segment were also temporarily closed or had restricted operations due to COVID-19. All locations in our Rent-A-Center Business, Franchising and Mexico operating segments and staffed Preferred Lease locations temporarily or partially closed at the onset of the pandemic were reopened in the second quarter of 2020. In the latter portion of 2020 and into 2021, the number of COVID-19 cases has increased significantly and certain governmental authorities have imposed or re-imposed restrictions on certain businesses. As of the date of this offering memorandum, all locations in our Rent-A-Center Business, Franchising and Mexico operating segments and staffed Preferred Lease locations are providing full in-store services subject to local requirements for sanitization, social distancing and capacity limitations and, in Mexico, certain restrictions regarding hours of operation.

In response to the negative impacts to our business resulting from COVID-19, in 2020, we proactively took certain measures to reduce operating expenses and cash flow uses, including implementing temporary executive pay reductions, temporarily furloughing certain employees at our store locations and corporate headquarters, reducing store hours in certain locations, renegotiating real estate leases, reducing inventory purchases and capital expenditures and suspending share repurchases. In addition, we implemented additional electronic payment methods for our Rent-A-Center Business and Preferred Lease customers to facilitate contactless transactions.

There are no assurances that we, or our retail partners, will be able to keep our, or their, stores open as governmental responses to the pandemic progress. As a result, we are unable to accurately predict the impact that COVID-19 will have on our operations going forward, due to the uncertain duration of the pandemic, future governmental restrictions that might be imposed in response to the pandemic, and related uncertainties dictated by the length of time that these business disruptions continue. In addition, we expect to be impacted by the deterioration in worldwide economic conditions, which could have a sustained impact on discretionary consumer spending. Furthermore, deteriorating global economic conditions have created a challenging environment in capital markets and created uncertainty regarding the availability of credit. The combination of reduced consumer spending and volatile credit markets could materially and adversely affect our liquidity. While the rapid development and fluidity of this situation precludes any prediction as to the full impact of COVID-19, our business, financial results and condition have been and may in the future be materially and adversely affected by the various effects caused by this pandemic.

The success of our business is dependent on factors affecting consumer spending that are not under our control.

Consumer spending is affected by general economic conditions and other factors including levels of employment, disposable consumer income, prevailing interest rates, consumer debt and availability of credit, costs of fuel, inflation, recession and fears of recession, war and fears of war, pandemics, inclement weather, tariff policies, tax rates and rate increases, timing of receipt of tax refunds, consumer confidence in future economic conditions and political conditions and consumer perceptions of personal well-being and security. Unfavorable changes in factors affecting discretionary spending could reduce demand for our products and services resulting in lower revenue and negatively impacting the business and its financial results.

Risks relating to our vendors, suppliers and products

Disruptions in our supply chain and other factors affecting the distribution of our merchandise could materially and adversely affect our business.

Any disruption in our supply chain could result in our inability to meet our customers’ expectations, higher costs, an inability to stock our stores, or longer lead time associated with distributing merchandise. Any such disruption within our supply chain network could also result in decreased net sales, increased costs and reduced profits. For example, as a result of the impacts of COVID-19 on U.S. and global supply chains and manufacturing operations, we have experienced some delays or other material adverse effects on our timing or ability to obtain desired merchandise for our business.

Our arrangements with our suppliers and vendors may be materially and adversely affected by changes in our financial results or financial position or changes in consumer demand, which could materially and adversely affect our business.

Substantially all of our merchandise suppliers and vendors sell to us on open account purchase terms. There is a risk that our key suppliers and vendors could respond to any actual or apparent decrease in, or any concern with, our financial results or liquidity by requiring or conditioning their sale of merchandise to us on more stringent or more costly payment terms, such as by requiring standby letters of credit, earlier or advance payment of invoices, payment upon delivery or other assurances or credit support or by choosing not to sell merchandise to us on a timely basis or at all. In addition, if demand for our products and services declines, the volume of merchandise we purchase from third party suppliers may decrease, which could result in smaller discounts from our vendors or the elimination of such discounts by our vendors. Our arrangements with our suppliers and vendors may also be impacted by media reports regarding our financial position or other factors relating to our business, including the Merger. Our need for additional liquidity could materially increase and our supply of inventory could be materially disrupted if any of our key suppliers or vendors, or a significant portion of our other suppliers or vendors, takes one or more of the actions described above, which could result in increased costs of operation and decreased net sales, customer satisfaction and profits.

We rely on the receipt of information from third party data vendors, and inaccuracies in or delay in receiving such information, or the termination of our relationships with such vendors, could have a material adverse effect on our business, operating results and financial condition.

We are heavily dependent on data provided by third-party providers. Our lease-to-own business employs a proprietary decisioning algorithm that determines whether or not an application for a lease submitted by a customer will be approved. This algorithm depends extensively upon continued access to and timely receipt of reliable data from external sources, such as third-party data vendors. Our data providers could stop providing data, provide untimely, incorrect or incomplete data, or increase the costs for their data for a variety of reasons, including a perception that our systems are insecure as a result of a data security breach, regulatory concerns or for competitive reasons. We could also become subject to increased legislative, regulatory or judicial restrictions or mandates on the collection, disclosure or use of such data, in particular if such data is not collected by our providers in a way that allows us to legally use the data. If we were to lose access to this external data or if our access or use were restricted or were to become less economical or desirable, our business would be negatively impacted, which would materially and adversely affect our operating results and financial condition. We cannot provide assurance that we will be successful in maintaining our relationships with these external data source providers or that we will be able to continue to obtain data from them on acceptable terms or at all. Furthermore, we cannot provide assurance that we will be able to obtain data from alternative sources if our current sources become unavailable.

We must successfully manage our inventory to reflect customer demand and anticipate changing consumer preferences and leasing trends or our revenue and profitability will be materially and adversely affected.

The success of our Rent-A-Center Business depends upon our ability to successfully manage our inventory and to anticipate and respond to merchandise trends and customer demands in a timely manner. We cannot always accurately predict consumer preferences and they may change over time. We must order certain types of merchandise, such as consumer electronics, well in advance of seasonal increases in customer demand for those products. The extended lead times for many of our purchases may make it difficult for us to respond rapidly to new or changing consumer trends and price shifting, and to maintain an optimal selection of merchandise available for lease at all times. If we misjudge either the market for our merchandise, our customers’ product preferences or our customers’ leasing habits, our revenue may decline significantly and we may not have sufficient quantities of merchandise to satisfy customer demand or we may be required to mark down excess inventory, either of which would result in lower profit margins. In addition, our level of profitability and success in our Rent-A-Center Business depends on our ability to successfully re-lease our inventory of merchandise that are returned by customers of our Rent-A-Center Business or Preferred Lease, due to their lease agreements expiring, or otherwise.

Allegations of or actual product safety and quality control issues, including product recalls, could harm our reputation, divert resources, reduce sales and increase costs.

The products we sell and lease in our Rent-A-Center Business and Preferred Lease business are subject to regulation by the U.S. Consumer Product Safety Commission and similar state regulatory authorities and expose us to potential product liability claims, recalls or other regulatory or enforcement actions initiated by regulatory authorities or through private causes of action. Such claims, recalls or actions could be based on allegations that, among other things, the products sold by us are contain contaminants or impermissible materials, provide inadequate instructions regarding their use or misuse or include inadequate warnings, such as those concerning the materials or their flammability. We do not control the production process of the products we sell and lease, and may be unable to identify a defect or deficiency in a product purchased from a manufacturer before offering it for lease or resale to our customers. Product safety or quality concerns may require us to voluntarily remove selected products from our physical locations or from our customers’ homes or cease offering those products online. Such recalls and voluntary removal of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs, which could have a material adverse effect on our financial condition. In addition, in the event of such a product quality or safety issue, our customers who have leased the defective merchandise from us could terminate their lease agreements for that merchandise and/or not renew those lease arrangements, which could have a material adverse effect on our financial condition if we are unable to recover those losses from the vendor who supplied us with the relevant merchandise.

Risks relating to our strategy and operations

Our success depends on the effective implementation and continued execution of our strategies.

We are focused on our mission to provide cash- and credit-constrained consumers with affordable and flexible access to durable goods that promote a higher quality of living. In 2019, we accelerated our virtual growth strategy through the acquisition of Merchants Preferred and launch of our Preferred Lease offering with a focus towards executing on large market opportunities through national and regional retail partners. In 2020 and 2021, we have further executed on our virtual growth strategy through, among other things, continued investments in Preferred Lease’s proprietary offerings and technologies, organizational enhancements and our pending acquisition of Acima in the Merger. We intend to capitalize on key differentiators in our Preferred Lease offering, as well as grow our business through expansion in our product verticals, e-commerce platform and other digital enhancements, improving the customer and retail partner experience and providing consumers with greater opportunities to shop how, when and where they want with the flexibility of our lease-to-own solutions. Our Rent-A-Center Business similarly faces risks associated with its growth strategies and efforts to adapt to changing consumer preferences and shopping behaviors while managing its cost structure.

Growth of our business, including through the launch of new product offerings and our intended significant expansion into virtual lease-to-own offerings, requires us to invest in or expand our information and technology capabilities, engage and retain experienced management, invest in our stores and otherwise incur additional costs, including those associated with the Merger. Our inability to address these concerns or otherwise to achieve targeted results associated with our initiatives could materially and adversely affect our results of operations, or negatively impact our ability to successfully execute future strategies, which may result in a material adverse effect on our business and financial results.

If we are unable to successfully appeal to and engage with our target consumers, our business and financial performance may be materially and adversely affected.

We operate in the consumer retail industry through brick and mortar stores and digitally. As such, our success depends, among other things, on our ability to identify and successfully market products and services through various channels that appeal to our current and future target customer segments, to align our offerings with consumer preferences and to maintain favorable perceptions of our brands by our target consumers. If we are unable to successfully appeal to and engage with our target consumers, our business and financial performance may be materially and adversely affected.

Given the nature of the COVID-19 crisis, our proprietary algorithms and customer lease decisioning tools used to approve customers could no longer be indicative of our customers’ ability to perform under their lease agreements with us.

We believe our proprietary customer lease decisioning process to be a key to the success of our business, including Preferred Lease and our Rent-A-Center Business. As a result of the shift in operations driven by the COVID-19 pandemic, we have accelerated the rollout of centralized lease decisioning processes in our Company-operated Rent-A-Center Business stores. We assume behavior and attributes observed for prior customers, among other factors, are indicative of performance by future customers. Unexpected changes in behavior caused by macroeconomic conditions, including, for example, the U.S. economy experiencing a prolonged recession and job losses related to the COVID-19 pandemic and changes in consumer behavior relating thereto, could lead to increased incidence and costs related to lease merchandise write-offs. Due to the nature and novelty of the crisis, our decisioning process will likely require frequent adjustments and the application of greater management judgment in the interpretation and adjustment of the results produced by our decisioning tools and we may be unable to accurately predict and respond to the impact of a prolonged economic downturn or changes to consumer behaviors, which in turn may limit our ability to manage risk, avoid lease merchandise write-offs and could result in our accounts receivable allowance being insufficient.

We may take advantage of merger and acquisition opportunities from time to time with the intent of advancing our key initiatives, such as the Merger, but such activities may not prove successful and may subject us to additional risks.

From time to time, we may take advantage of merger and acquisition opportunities intended to advance our key strategic initiatives, such as the Merger. Such merger and acquisition opportunities may involve numerous risks, including the following:

•	difficulties in integrating the operations, systems, technologies, products and personnel of the acquired businesses;

•	difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets may have stronger market positions;

•	application of regulatory regimes that have not previously applied to, and may significantly impact, our business;

•	diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations;

•	the potential loss of key employees, vendors and other business partners of the businesses we acquire;

•	the incurrence of debt, contingent liabilities and amortization expenses and write-offs of goodwill in connection with such activities that could harm our financial condition; and

•	dilutive issuances of common stock or other equity securities.

Mergers and acquisitions are inherently risky and subject to many factors outside of our control. We cannot assure you that our previous or future acquisitions, including the Merger, will be successful and will not materially and adversely affect our business, operating results or financial condition. Failure to manage and successfully integrate acquisitions, including our acquisition of Acima in the Merger, could materially harm our business and operating results.

We are highly dependent on the financial performance of our Rent-A-Center Business segment.

Our financial performance has historically been highly dependent on our Rent-A-Center Business segment, which comprised approximately 66% of our consolidated net revenues for the nine-month period ended September 30, 2020 and 67% of our consolidated net revenues for the year ended December 31, 2019. Although this percentage is expected to decrease significantly upon the completion of the Merger, the Rent-A-Center Business segment will remain important to our consolidated results. Any significant decrease in the financial performance of the Rent-A-Center Business segment may have a material adverse effect on our ability to implement our growth strategies.

Failure to effectively manage our costs could have a material adverse effect on our profitability.

Consumer spending remains uncertain and our continued profitability is largely dependent on our ability to effectively manage our cost structure. We have experienced and may experience in the future increases in the costs of purchasing certain merchandise from suppliers or retail partners as a result of various factors, including supply/demand trends, tariffs, increases in the prices of certain commodities and increases in shipping costs. We may also face increases in labor costs as a result of wage inflation for hourly employees in many regions or increased competition for employees as unemployment rates decline following their increase as a result of COVID-19. We have limited or no control over many of these inflationary forces. In addition, due to the competitive environment in our industry and increasing price transparency, we may not be able to recover all or even a portion of such cost increases by increasing our merchandise prices, fees, or otherwise. Even if we are able to increase merchandise prices or fees, those cost increases to our customers could result in reduced demand for our products and services. As a result, the failure to manage our overall cost of operations, labor and benefit rates, advertising and marketing expenses, operating leases, charge-offs due to customer stolen merchandise, other store expenses or indirect spending could materially and adversely affect our profitability.

We face risks in our retail partner business and virtual locations that differ in some potentially significant respects from the risks of the traditional lease-to-own business conducted in Rent-A-Center Business store locations. These risks could have a material adverse effect on Preferred Lease, which could negatively impact our ability to grow the Preferred Lease segment and result in a material adverse effect on our results of operations.

Our Preferred Lease segment offers the lease-to-own transaction through the stores or websites of third-party retailers. In addition to the risks associated with the Merger, the Preferred Lease segment faces risks different from those that have historically been associated with our traditional lease-to-own business conducted in our Rent-A-Center Business store locations. These potential risks include, among others:

•	reliance on the ability of unaffiliated third-party retailers to attract customers and to maintain quality and consistency in their operations and their ability to continue to provide products and services;

•	establishing and maintaining relationships with unaffiliated third-party retailers and the concentration of revenues in the Preferred Lease segment, with approximately 69% of the total revenue of the Preferred Lease segment for the year ended December 31, 2019 having been originated at our Preferred Lease kiosks located in stores operated by four retail partners;

•	reliance on these unaffiliated third-party retailers for many important business functions, from advertising through assistance with lease transaction applications, including, for example, adhering to Preferred Lease’s merchant policies and procedures, properly explaining the nature of the lease-to-own transaction to potential customers, properly handling customer inquiries made directly to the retail partner and properly explaining that the transaction is with Preferred Lease and not with the third-party retailer;

•	potential that regulators may target the virtual lease-to-own transaction or certain products or services and/or adopt new regulations or legislation (or existing laws and regulations may be interpreted in a manner) that negatively impact Preferred Lease’s ability to offer virtual lease-to-own programs or certain products or services through third-party retail partners, and/or that regulators may attempt to force the application of laws and regulations on Preferred Lease’s virtual lease-to-own business or certain products or services in inconsistent and unpredictable ways that could increase the compliance-related costs incurred by us, restrict certain business activities and negatively impact our financial and operational performance;

•	reliance on automatic bank account drafts for lease payments, which may become disfavored as a payment method for these transactions by regulators and/or providers, or may otherwise become unavailable;

•	more product diversity within Preferred Lease’s merchandise inventory relative to our traditional store-based lease-to-own business, which can complicate matters such as merchandise repair and disposition of merchandise that is returned and which exposes us to risks associated with products with which we have limited experience;

•	lower barriers to entry and start-up capital costs to launch a competitor due to the reliance of Preferred Lease and its competitors on the store locations and inventories of third-party retailers, and online connections with retailers, rather than incurring the cost to obtain and maintain brick and mortar locations and in-store or in-warehouse inventories;

•	indemnification obligations to Preferred Lease’s retail partners and their service providers for losses stemming from Preferred Lease’s failure to perform with respect to its products and services, to comply with applicable laws or regulations or to take steps to protect its retail partner’s and their customers’ data and information from being accessed or stolen by unauthorized third parties, including through cyber-attacks;

•	increased risk of consumer fraud with respect to Preferred Lease’s virtual lease-to-own business and e-commerce business as compared to the traditional store-based Rent-A-Center Business;

•	increased risk of merchant fraud due to the planned growth in retail partners and other merchants from which customers can select products to lease from Preferred Lease;

•	reduced gross margins compared to the Rent-A-Center Business because Preferred Lease purchases merchandise it leases to customers at retail, rather than wholesale, prices;

•	operational, financial, regulatory or other risks associated with the development and implementation of new digital technologies that are intended to enhance the customer and retail partner experience and to differentiate Preferred Lease from competing consumer offerings; and

•	the ability of Preferred Lease to adequately protect its proprietary technologies.

These risks could have a material adverse effect on Preferred Lease, which could negatively impact our ability to grow the Preferred Lease segment and result in a material adverse effect on our results of operations. In addition, these risks are expected to become more significant upon completion of the Merger.

Our strategy to grow the retail partner business depends on our ability to develop and offer robust virtual lease-to-own technology, including algorithmic decisioning programs and waterfall integrations.

Although our retail partner business began as a staffed model, our strategy to grow the retail partner business depends on significantly expanding our unstaffed or virtual lease-to-own solution, either alone or in combination with the staffed model (the hybrid model). The 2019 acquisition of Merchants Preferred’s scalable technology offering, robust decision engine, enhanced infrastructure and experienced management team accelerated the development of our virtual lease-to-own offering. In 2020 and 2021, we have further executed on our virtual growth strategy through, among other things, continued investments in Preferred Lease’s proprietary offerings and technologies, organizational enhancements and our pending acquisition of Acima in the Merger. We may not realize the intended benefits from these investments and initiatives. If we are unable to maintain and continuously improve our technologies and decisioning methodologies, our business and financial results may be materially and adversely affected.

If we are unable to compete effectively with the growing e-commerce sector, our business and results of operations may be materially and adversely affected.

Competition from the e-commerce sector continues to grow and has been accelerated by trends that developed as a result of social restrictions implemented due to COVID-19. To compete in this e-commerce sector, we must be able to innovate and develop technologies and digital solutions that appeal to our customer. We have launched virtual capabilities within our Preferred Lease and Rent-A-Center Business segments. There can be no assurance we will be successful in developing the technologies and digital solutions necessary to grow our e-commerce business in a profitable manner. Certain of our competitors, and a number of e-commerce retailers, have established e-commerce operations against which we compete for customers. It is possible that the increasing competition from the e-commerce sector may reduce or prevent us from growing our market share, gross and operating margins, and may materially and adversely affect our business and results of operations in other ways.

Our operations are dependent on effective information management systems. Failure of these systems could negatively impact our business, financial condition and results of operations.

We utilize integrated information management systems. The efficient operation of our business is dependent on these systems to effectively manage our financial and operational data. The failure of our information management systems to perform as designed due to “bugs,” crashes, computer viruses, security breaches, internet failures and outages, operator error, or catastrophic events, and any associated loss of data or interruption of such information management systems for a significant period of time could disrupt our business. If the information management systems sustain repeated failures, we may not be able to manage our store operations, which could have a material adverse effect on our business, financial condition and results of operations. We invest in new information management technology and systems and implement modifications and upgrades to existing systems. These investments include replacing legacy systems, making changes to existing systems, building redundancies, and acquiring new systems and hardware with updated functionality. We take actions and implement procedures designed to ensure the successful implementation of these investments, including the testing of new systems and the transfer of existing data. These efforts may take longer and may require greater financial and other resources than anticipated, may cause distraction of key personnel, may cause disruptions to our existing systems and our business, and may not provide the anticipated benefits. A disruption in our information management systems, or our inability to improve, upgrade, integrate or expand our systems to meet our evolving business requirements, could impair our ability to achieve critical strategic initiatives and could materially and adversely affect our business, financial condition and results of operations.

If we fail to protect the integrity and security of customer, employee and retail partner information, we could incur significant liability and damage our reputation and our business could be materially and adversely affected.

In the ordinary course of business, we collect, store and process certain personal information provided to us by our customers, including social security numbers, dates of birth, banking information, credit and debit card information and data we receive from consumer reporting companies, including credit report information, as well as certain confidential information about our retail partners and employees, among others. Much of this data constitutes confidential personally identifiable information which, if unlawfully accessed, either through a “hacking” attack or otherwise, could subject us to significant liability as further discussed below.

Despite instituted safeguards for the protection of such information, our systems are subject to significant risk of compromise from increasingly aggressive and sophisticated cyberattacks, including hacking, computer viruses, malicious or destructive code, ransomware, social engineering attacks (including phishing and impersonation), denial-of-service attacks and other attacks and similar disruptions from the unauthorized use of or access to information technology systems. Our IT systems are subject to constant attempts to gain unauthorized access in order to disrupt our business operations and capture, misappropriate, destroy or manipulate various types of information that we rely on, including confidential personally identifiable information (“PII”) or other confidential information. In addition, one of our employees, contractors or other third parties with whom we do business may attempt to circumvent our security measures in order to obtain such information, or inadvertently cause a breach involving such information. Loss or misuse of customer, employee or retail partner information could disrupt our operations, damage our reputation, and expose us to claims from customers, employees, retail partners, regulators and other persons, any of which could have a material adverse effect on our business, financial condition and results of operations. Successful data breaches or other cybersecurity incidents at other companies, whether or not we are involved, could lead to a general loss of customer confidence that could similarly negatively affect us, including harming the market perception of the effectiveness of our security measures or financial technology in general. Further, if any such compromise, breach or misuse is not detected quickly, the effect could be compounded. In addition, the costs associated with information security, such as increased investment in technology, the costs of compliance with privacy laws and industry standards, and costs incurred to prevent or remediate information security breaches, could materially and adversely affect our business.

Failure to achieve and maintain effective internal controls could have a material adverse effect on our business.

Effective internal controls are necessary for us to provide reliable financial reports. If we cannot provide reliable financial reports, our brand and operating results could be harmed. Additionally, as a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 so that our management can certify, on an annual basis, that our internal control over financial reporting is effective. We are also required to, among other things, establish and periodically evaluate procedures with respect to our disclosure controls and procedures. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. While we continue to evaluate and improve our internal controls, we cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Failure to achieve and maintain an effective internal control environment could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our ability to raise capital, and may also expose us to potential claims and losses. Additionally, any such failure could subject us to increased regulatory scrutiny, which could also have a material adverse effect on our business.

The industries in which we operate are highly competitive, which could impede our ability to maintain sales volumes and pricing and have a material adverse effect on our operating results.

Certain categories of products we sell and lease from time to time, including furniture, appliances and electronics such as televisions, computers and smartphones, are the subject of intense competition from a number of types of competitors, including national, regional and local operators of lease-to-own stores, virtual lease-to-own companies, traditional and online providers of used goods and merchandise, traditional, “big-box” and e-commerce retailers. These competitors may offer a larger selection of products at more competitive prices than our Rent-A-Center Business and Preferred Lease segment. Our competitors may employ aggressive marketing strategies involving frequent sales and discounts, including the use of certain products as “loss leaders” to increase customer traffic. Engaging in these pricing strategies could cause a material reduction in sales revenue and gross margins. Alternatively, we may be unable to or elect not to engage in these pricing strategies, which could decrease our sales volumes. The expansion of digital retail has increased the number and variety of retailers with which we compete, and certain online retailers may have greater brand recognition, social media following and engagement and sophisticated websites than does Rent-A-Center. The increasing competition from all of these sources may also reduce the market share held by our Rent-A-Center Business and Preferred Lease segments.

The lease-to-own industry faces competition from the retailers and lease-to-own companies mentioned above, including many retailers who offer layaway programs, various types of consumer finance companies, including installment, payday and title loan companies, that may enable our customers to shop at traditional or on-line retailers, as well as rental stores that do not offer their customers a purchase option. Some of these competitors may be willing to offer products and services on an unprofitable basis in an effort to gain market share or be willing to lease certain types of products that we are not willing to or are unable to lease. Additionally, these competitors may be willing to enter into customer leases where services, rather than goods, comprise the significant portion of the lease value, or be willing to engage in other practices related to pricing, compliance, and other areas in which we are not willing to or cannot engage.

Our Preferred Lease business relies heavily on relationships with retail partners. An increase in competition could cause our retail partners to no longer offer the Preferred Lease product in favor of those of our competitors, or to offer the Preferred Lease product and the products of our competitors simultaneously at the same store locations, which could slow growth in the Preferred Lease business and limit or reduce profitability. Furthermore, Preferred Lease’s virtual lease to own competitors may deploy different business models, such as direct-to-consumer strategies, that forego reliance on retail partner relationships that may prove to be more successful.

If we are unable to attract, train and retain managerial personnel and hourly associates in our stores and staffed Preferred Lease locations, our reputation, sales and operating results may be materially and adversely affected.

Our workforce is comprised primarily of employees who work on an hourly basis. We rely on our sales associates in our store locations and staffed Preferred Lease locations to provide customers with an enjoyable and informative shopping experience and to help ensure the efficient processing and delivery of products. To grow our operations and meet the needs and expectations of our customers, we must attract, train, and retain a large number of hourly associates, while at the same time controlling labor costs. We compete with other retail businesses as well as restaurants for many candidates for employment at our store locations and staffed Preferred Lease locations. These positions have historically had high turnover rates, which can lead to increased training, retention and other costs. Our ability to control labor costs is also subject to numerous external factors and compliance with regulatory structures, including competition for and availability of qualified personnel in a given market, unemployment levels within those markets, governmental regulatory bodies such as the Equal Employment Opportunity Commission and the National Labor Relations Board, prevailing wage rates and wage and hour laws, minimum wage laws, the impact of legislation governing labor and employee relations or benefits, such as the Affordable Care Act, health insurance costs and our ability to maintain good relations with our employees. If we are unable to attract and retain quality employees at reasonable cost, or fail to comply with the regulations and laws impacting personnel, it could have a material adverse effect on our business, financial condition and results of operations.

Acts of nature, whether due to climate change or otherwise, can disrupt our operations and those of our retail partners.

Our store operations, as well as those of our retail partners at Preferred Lease, are subject to the effects of adverse acts of nature, such as winter storms, hurricanes, hail storms, strong winds, earthquakes and tornadoes, which have in the past caused damage such as flooding and other damage to our stores and those of our retail partners in specific geographic locations, including in Mexico, Florida, Louisiana and Texas, and may, depending upon the location and severity of such events, materially and unfavorably impact our business continuity. We cannot guarantee that the amount of any hurricane, windstorm, earthquake, flood, business interruption or other casualty insurance we may maintain from time to time would cover any or all damages caused by any such event.

The success of our Franchising segment is dependent on the ability and success of our third party franchisees, over which we have limited control.

The franchisees of our Franchising segment are independent third party businesses that are contractually obligated to operate in accordance with the operational and other standards set forth in their respective franchise agreements. Although we evaluate potential franchisee candidates before entering into a franchisor-franchisee relationship with them, we cannot be certain that management of a given candidate will have the business acumen or financial resources necessary to operate successful franchises in their approved territories. Because franchisees are independent businesses and not employees, we are not able to control them to the same extent as our Rent-A-Center Business stores, and the ultimate success and quality of a franchise ultimately rests with the franchisee. Certain state franchise laws may also limit our ability to terminate, not renew or modify our franchise agreements. Our franchisees may fail in key areas, or experience significant business or financial difficulties, which could slow our growth, reduce our franchise fees, royalties and revenue, damage our reputation, expose us to regulatory enforcement actions or private litigation and/or cause us to incur additional costs. If we fail to adequately mitigate any such future losses, our business and financial condition could be materially and adversely affected.

Our current insurance program may expose us to unexpected costs and negatively affect our financial performance.

Our insurance coverage is subject to deductibles, self-insured retentions, limits of liability and similar provisions that we believe are prudent based on our operations. Because we self-insure a significant portion of expected losses under our workers’ compensation, general liability, vehicle and group health insurance programs, unanticipated changes in any applicable actuarial assumptions and management estimates underlying our recorded liabilities for these losses, including potential increases in medical and indemnity costs, could result in materially different amounts of expense than expected under these programs. This could have a material adverse effect on our financial condition and results of operations.

Risks relating to legal and compliance matters

We may be subject to legal or regulatory proceedings from time to time that result in damages, penalties or other material monetary obligations or material restrictions on our business operations, and our use of arbitration agreements may not allow us to avoid costly litigation.

In addition to laws and regulations regarding our lease-to-own transactions, we are subject to consumer protection and data privacy laws and other laws and regulations. As we execute on our strategic plans, we may continue to expand into complementary businesses that engage in financial, banking or lending services, or lease-to-own or rent-to-rent transactions involving products that we do not currently offer our customers, all of which may be subject to a variety of additional statutes and regulatory requirements not presently applicable to our operations. We have defended against, and may in the future defend against, legal and regulatory proceedings from time to time, including class action lawsuits alleging various regulatory violations. We have incurred and may in the future incur significant damages, fines, penalties, obligations to post bonds pending appeal or legal fees or expenses in connection with such legal and regulatory proceedings or may pay significant amounts to settle legal or regulatory proceedings, which could materially and adversely affect our liquidity and capital resources. The failure to pay any material judgment would constitute a default under the ABL Credit Facility, the Term Loan Facility and the indenture governing the notes. In addition, we may become subject to significant restrictions on or changes to our business practices, operations or methods, including pricing or similar terms, as a result of existing or future governmental or other proceedings or settlements, any of which could significantly harm our reputation, both with consumers as well as with retail partners and materially and adversely affect our business, prospects and financial condition.

In an attempt to limit costly and lengthy consumer, employee and other litigation, including class actions, we require our customers and employees to sign arbitration agreements, including class action waivers. However, in addition to opt-out provisions contained in such agreements, judicial, regulatory or legislative actions may restrict or eliminate the enforceability of such agreements and waivers. If we are not permitted to use arbitration agreements and/or class action waivers, or if the enforceability of such agreements and waivers is restricted or eliminated, we could incur increased costs to resolve legal actions brought by customers, employees and others, as we would be forced to participate in more expensive and lengthy dispute resolution processes.

Federal and state regulatory authorities are increasingly focused on the lease-to-own industry and any negative change in these laws or regulations or the passage of unfavorable new laws or regulations or the manner in which any of these are enforced or interpreted could require us to alter our business practices in a manner that may be materially adverse to us.

Although there is currently no comprehensive federal legislation regulating rental purchase transactions, federal regulatory authorities such as the United States Federal Trade Commission and the CFPB are increasingly focused on the subprime financial marketplace in which the lease-to-own industry operates and adverse federal legislation may be enacted in the future. Any federal agency, or any state regulatory authority, may propose and adopt new regulations or interpret existing regulations in a manner that could materially increase both our costs of complying with laws and the risk that we could be sued or be subject to government sanctions if we are not in compliance or to alter our business practices in a manner that reduces the economic potential of our operations. Any such new laws, regulations or interpretations could include, by way of example only, those that seek to re-characterize store-based or virtual lease-to-own transactions as credit sales and to apply consumer credit laws and regulations to our business. In addition, federal and state regulators are increasingly holding businesses operating in the lease-to-own industry to higher standards of monitoring, disclosure and reporting, notwithstanding the adoption of any new laws or regulations applicable to our industry. Furthermore, regulators and courts may apply laws or regulations to our businesses in incorrect, inconsistent or unpredictable ways that may make our compliance more difficult, expensive and uncertain. This increased attention at the federal and state levels, as well as the potential for scrutiny by certain municipal governments, could increase our compliance costs significantly and materially and adversely affect the manner in which we operate. In addition, legislative or regulatory proposals regarding our industry, or interpretations of them, may subject Rent-A-Center to “headline risks” whereby media attention to these matters could negatively impact our business in a particular region or in general or investor sentiment and may materially and adversely affect our share price. Moreover, an adverse outcome from a lawsuit, even one against one of our competitors, could result in changes in the way we and others in the industry do business, possibly leading to significant costs or decreased revenues or profitability.

Our lease-to-own transactions are regulated by and subject to the requirements of federal and state laws and regulations that vary by jurisdiction, which requires significant compliance costs and exposes us to regulatory action or other litigation.

Currently, 46 states, the District of Columbia and Puerto Rico have passed laws that regulate rental purchase transactions as separate and distinct from credit sales. One additional state has a retail installment sales statute that excludes leases, including lease-to-own transactions, from its coverage if the lease provides for more than a nominal purchase price at the end of the rental period. The specific rental purchase laws generally require certain contractual and advertising disclosures. They also provide varying levels of substantive consumer protection, such as requiring a grace period for late fees and contract reinstatement rights in the event the rental purchase agreement is terminated. The rental purchase laws of 11 states limit the total amount that may be charged over the life of a rental purchase agreement and the laws of six states limit the cash prices for which we may offer merchandise. Furthermore, there is currently no comprehensive federal legislation regulating lease-to-own transactions. We have incurred and will continue to incur substantial costs to comply with federal and state laws and regulations, many of which are evolving, unclear and inconsistent across various jurisdictions as described above. In addition to compliance costs, we may incur substantial expenses to respond to federal and state government investigations and enforcement actions, proposed fines and penalties, criminal or civil sanctions, and private litigation, including those arising out of our or our franchisees’ alleged violations of existing laws and/or regulations.

Similar to other consumer transactions, our rental purchase transaction is also governed by various federal and state consumer protection statutes, in addition to the rental purchase statutes under which we operate, that provide various consumer remedies, including monetary penalties, for violations. In our history, we have been the subject of litigation alleging that we have violated some of these statutory provisions and the consumer practices of Acima are currently the subject of an investigation by the CFPB (see “—The outcome of the Consumer Financial Protection Bureau’s investigation into certain of Acima’s business practices is uncertain and may materially and adversely affect Acima’s business or, following consummation of the Merger, the combined business” above).

Laws and regulations regarding information security and data collection, use and privacy are increasingly rigorous and subject to change, which may cause us to incur significant compliance costs.

The regulatory environment related to information security and data collection, use and privacy is increasingly rigorous, with new and constantly changing requirements applicable to certain aspects of our business, including our collection practices (as well as those of third parties), the manner in which we contact our customers, our decisioning process regarding whether to lease merchandise to customers, our credit reporting practices, and the manner in which we process and store certain customer, employee and other information. All states have adopted laws requiring the timely notification to individuals and, at times, regulators, the media or credit reporting agencies, if a company experiences the unauthorized access or acquisition of PII. Many states have enacted additional data privacy and security laws and regulations that govern the collection, use, disclosure, transfer, storage, disposal, and protection of PII and other information. For instance, the California Consumer Privacy Act of 2018 (the “CCPA”), which became effective on January 1, 2020, contains, among other things, new disclosure obligations for businesses that collect PII from California residents and affords those individuals numerous rights relating to their PII. The CCPA has changed the manner in which we collect, store and use consumer data and has resulted in increased regulatory oversight, litigation risks and costs of compliance. Furthermore, a California ballot initiative from privacy rights advocates intended to augment and expand the CCPA called the California Privacy Rights Act (the “CPRA”) was passed in November 2020 and will take effect in January 2023 (with respect to information collected from and after January 2022). The CPRA will significantly modify the CCPA, including by creating a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA. Moreover, other states may adopt privacy-related laws whose restrictions and requirements differ from those of California, which could require us to design, implement and maintain different types of state-based, privacy-related compliance controls and programs simultaneously in multiple states, thereby further increasing the complexity and cost of compliance. These costs, including others relating to increased regulatory oversight and compliance, could materially and adversely affect our business. In addition, given that privacy and customer data protection laws may be interpreted and applied inconsistently and are in a state of flux that varies by jurisdiction, our data protection policies and practices may not be consistent with the most recent interpretations and applications of such laws at all times. Complying with these varying requirements could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business. Any failure, or perceived failure, by us to comply with our own privacy policies or with any regulatory requirements or orders or other privacy or consumer protection related laws and regulations could result in proceedings or actions against us by governmental entities or others, subject us to significant penalties and negative publicity and materially and adversely affect our operating results.

Our reputation, ability to do business and operating results may be impaired by improper conduct by any of our employees, agents or business partners, including retail partners.

While our policies and compliance programs are intended to promote legal and ethical business practices, there is a risk that our employees, agents or business partners, including retail partners, could engage in misconduct that materially and adversely affects our reputation, ability to do business or our operating results or financial condition. For instance, our operations in the U.S. and abroad are subject to certain laws generally prohibiting companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business, such as the U.S. Foreign Corrupt Practices Act, and similar anti-bribery laws in other jurisdictions. Violations by our employees, contractors or agents of policies and procedures we have implemented to ensure compliance with these laws could subject us to civil or criminal investigations in the U.S. and in other jurisdictions, could lead to substantial civil and criminal, monetary and non-monetary penalties, and related shareholder lawsuits, could cause us to incur significant legal fees and could damage our reputation. Other misconduct, including discrimination or harassment in the workplace, illegal or suspicious activity and breaches in the protection of consumer information, could similarly subject us to regulatory sanctions and negatively impact our business, operating results or financial condition. In addition, misconduct by our employees or agents could prompt regulators to allege or to determine based upon such misconduct that we have not established adequate supervisory systems and procedures to inform employees of applicable rules or to detect violations of such rules. Furthermore, alleged or perceived misconduct by our employees, agents or business partners, including retail partners, even if not substantiated, may attract negative publicity that could damage our reputation and impair our ability to maintain and develop relationships with our vendors, customers and other third parties with whom we do business and to attract and retain employees.

Our products and services may be negatively characterized by consumer advocacy groups, the media and certain Federal, state and local government officials, and if those negative characterizations become increasingly accepted by consumers and/or our retail partners, demand for our goods and the transactions we offer could decrease and our business could be materially and adversely affected.

Certain consumer advocacy groups, media reports and federal and state regulators and legislators have asserted that laws and regulations regarding lease-to-own transactions should be broader and more restrictive. The consumer advocacy groups and media reports generally focus on the total cost to a consumer to acquire an item, which is often alleged to be higher than the interest typically charged by banks or similar lending institutions to consumers with better credit histories seeking to borrow money to finance purchases. This “cost-of-rental” amount, which is generally defined as total lease fees paid in excess of the “retail” price of the goods, is from time to time characterized by consumer advocacy groups and media reports as predatory or abusive without discussing the fundamental difference between a credit transaction and a lease transaction, the fact that consumers can return their leased merchandise at any time without penalty or further payment obligations or the numerous other benefits to consumers of lease-to-own programs, or the lack of viable alternatives available to many of these consumers to obtain critical household items. If the negative characterization of lease-to-own transactions becomes increasingly accepted by consumers or our retail and merchant partners, demand for our products and services could significantly decrease, which could have a material adverse effect on our business, results of operations and financial condition. Additionally, if the negative characterization of lease-to-own transactions is accepted by regulators and legislators, our business may become subject to more restrictive laws and regulations and more stringent enforcement of existing laws and regulations, any of which could have a material adverse effect on our business, results of operations and financial condition. The vast expansion and reach of technology, including social media platforms, has increased the risk that our reputation could be significantly impacted by these negative characterizations in a relatively short amount of time. If we are unable to quickly and effectively respond to such characterizations, we may experience declines in customer loyalty and traffic and our relationships with our retail partners may suffer, which could have a material adverse effect on our business, results of operations and financial condition. Additionally, any failure by our competitors, including smaller, regional competitors, to comply with the laws and regulations applicable to the traditional and/or virtual lease-to-own models, or any actions by our competitors that are challenged by consumers, advocacy groups, the media or governmental agencies or entities as being abusive or predatory, could result in Rent-A-Center being perceived as engaging in similar unlawful or inappropriate activities or business practices, merely because we operate in the same general industries as such competitors.

Disputes with or involving our franchisees may lead to litigation with our franchisees, which may materially and adversely affect our relationships with franchisees or our reputation, or cause us to incur significant expenses that materially and adversely affect our results of operations.

As a franchisor, we are subject to regulation by various federal and state laws that govern the relationship between us and our franchisees and the offer and sale of franchises. If we fail to comply with these laws, we could be liable for damages to franchisees and fines or other penalties, as well as the loss of franchise fees and ongoing royalty revenues. Although we believe we generally enjoy a positive working relationship with our franchisees, the nature of the franchisor-franchisee relationship may give rise to litigation with our franchisees in the ordinary course of business for a variety of reasons, including disputes related to alleged breaches of contract or wrongful termination under the franchise arrangements. We may also have disputes with franchisees in connection with transactions whereby we have re-franchised previously company-owned locations and sold them to the franchisee, including disputes regarding our indemnification obligations pursuant to those transaction agreements. Further, we may engage in litigation with franchisees to enforce the terms of our franchise agreements and compliance with our brand standards as determined necessary to protect our brand, the consistency of our products and the customer experience, or to enforce any applicable contractual indemnification rights if we are brought into a matter involving a third party due to an alleged act or omission by the franchisee. In addition, we may be subject to claims by our franchisees relating to our franchise disclosure documents, including claims based on financial information contained in those documents. Engaging in such litigation may be costly, time-consuming and may distract management and materially and adversely affect our relationships with or ability to attract new franchisees. Any negative outcome of these or any other claims could materially and adversely affect our results of operations as well as our ability to expand our franchise system and may damage our reputation and brand.

Moreover, federal and state laws that regulate substantive aspects of our relationships with franchisees may limit our ability to terminate our franchise arrangements or otherwise resolve conflicts with our franchisees or enforce contractual duties or rights we believe we have with respect to our franchisees, which could materially and adversely affect our operations.

We may face liability for the actions, omissions and liabilities of our franchisees, which could materially and adversely affect our results of operation.

One of the legal foundations fundamental to the franchise business model has been that, absent special circumstances, a franchisor is generally not responsible for the acts, omissions or liabilities of its franchisees. However, under the franchise business model, we may face claims and liabilities based on vicarious liability, joint-employer liability, or other theories or liabilities. Expansion of these bases for liability not only could result in expensive litigation with our franchisees or government agencies, but also could make it more difficult to appropriately support our franchisees while managing our risk of liability, all of which could impact our results of operations. For instance, in 2015, the National Labor Relations Board adopted a broad standard for determining when two or more otherwise unrelated employers may be found to be a joint employer of the same employees under the National Labor Relations Act. Although the U.S. Department of Labor announced the rescission of these guidelines in June 2017, there can be no assurance that no future changes in law, regulation or policy will cause us or our franchisees to be liable or held responsible for unfair labor practices, violations of wage and hour laws, or other violations or require our franchises to conduct collective bargaining negotiations regarding employees of our franchisees. If such changes occur, our operating expenses may increase as a result of required modifications to our business practices, increased litigation, governmental investigations or proceedings, administrative enforcement actions, fines and civil liability, which could materially and adversely affect our results of operations.

We may be unable to protect our intellectual property, or may be alleged to have infringed upon the intellectual property rights of others, which could result in a loss of our competitive advantage and a diversion of resources and a material adverse effect on our business and results of operations.

The success of our lease-to-own model depends in large part on our proprietary decisioning algorithm, our e-commerce platform and other proprietary technologies that we currently have or may develop in the future. To protect our intellectual property rights, we rely, or may from time to time rely, on a combination of trademark, trade dress, domain name, copyright, trade secret and patent laws, as well as confidentiality and license agreements with our employees, contractors and other third parties with whom we have relationships. However, our efforts to protect our intellectual property rights may not be sufficient or effective to prevent misappropriation or infringement of our intellectual property or proprietary information, which could result in a loss of our competitive advantage. In addition, any of our intellectual property rights may be challenged, which could result in their being narrowed in scope or declared invalid or unenforceable. We may litigate to protect our intellectual property and proprietary information from misappropriation or infringement by others, which could be expensive and cause a diversion of resources and ultimately may not be successful.

Moreover, competitors or other third parties may allege that we, or consultants or other third parties retained or indemnified by us, infringe on their intellectual property rights. Given the complex, rapidly changing and competitive technological and business environment in which we operate, and the potential risks and uncertainties of intellectual property-related litigation, an assertion of an infringement claim against us may cause us to spend significant amounts to defend the claim (even if we ultimately prevail). We may also be required to pay significant money damages. In the event of a settlement or adverse judgment, our results of operation may materially decline if we are prohibited from using the relevant systems, processes, technologies or other intellectual property, especially if we are forced to cease offering certain products or services, or are required to pay to the alleged owner of the relevant intellectual property licensing fees, royalties or technology development expenses. Even in instances where we believe that claims and allegations of intellectual property infringement against us are without merit, defending against such claims may be time consuming and expensive and may result in the diversion of time and attention of our management and employees.

The taxes applicable to our operations can be difficult to determine and are subject to change, and our failure to correctly calculate and pay such taxes could result in substantial tax liabilities and a material adverse effect on our results of operations.

The application of indirect taxes, such as sales tax, is a complex and evolving issue, particularly with respect to the lease-to-own industry generally and our virtual lease-to-own Preferred Lease and e-commerce businesses more specifically. Many of the fundamental statutes and regulations that impose these taxes were established before the growth of the lease-to-own industry and e-commerce and, therefore, in many cases it is not clear how existing statutes apply to our various business activities. Failure to comply with such statutes, or a successful assertion by a jurisdiction requiring us to collect taxes in a location or for transactions where we presently do not, could result in substantial tax liabilities, including for past sales and leases, as well as penalties and interest. In addition, if the tax authorities in jurisdictions where we are already subject to sales tax or other indirect tax obligations were to successfully challenge our positions, our tax liability could increase substantially. For instance, following a United States Supreme Court decision in June 2018, states may require a remote seller with no physical presence in the state to collect and remit sales tax on goods and services provided to purchasers in the state. Our Preferred Lease business may become subject to additional taxes if state or municipal legislatures adopt tax reform that subjects our lease-to-own transactions originated at the locations of Preferred Lease’s retail partners to taxation in that jurisdiction, despite Rent-A-Center having no physical presence in that jurisdiction. As governments increasingly search for ways to increase revenues, states may adopt tax reform or take other legislative action designed to raise tax revenues, including by expanding the scope of transactions subject to taxation or by increasing applicable tax rates, or may adversely interpret existing sales, income and other tax regulations. Such changes could subject our business to new or increased tax obligations, which could have a material adverse effect on our results of operations.